EXHIBIT 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Media Contact:	Investor Contact:
Karin Clark	Sally Beerbower
Luna Innovations Incorporated	Qorvis Communications
Email: kclark@lunainnovations.com	Email: ir@lunainnovations.com
Phone: 1.540.769.8400	Phone: 1.703.744.7800

Luna Innovations Reports Second Quarter 2008 Financial Results

Company Achieves 26% Revenue Growth for the Second Quarter 2008;

Product and License Revenue Growth of 46%;

Gross Profit Margins Expand to 41%;

Reiterates Guidance for 2008

(ROANOKE, VA, August 5, 2008) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the second quarter ended June 30, 2008.

As compared to the same quarter last year, revenues grew by 26%, from $7.9 million to $9.9 million, gross profit increased from $2.9 million to $4.1 million, and loss per share declined from $0.21 to $0.16.

Kent Murphy, Chairman and Chief Executive Officer, provided this overview of Luna’s results: “We continue to move forward in our growth strategy at a significant pace, which is evident from our financial results and in our operational achievements during the second quarter. I’m particularly pleased with the growth of the product and license side of our business, up 46% from the same quarter of last year. As a result of that strong growth, our gross profit margins have continued to expand, from 37% in the second quarter of 2007 to 41% in our most recent quarter. We also strengthened our cash position with a credit facility, which is expected to support our working capital needs as we execute our business model of developing and commercializing our market-driven technologies into viable products and businesses.”

In reviewing Luna’s operational achievements, Murphy said, “We have made strides across all of our business areas. Product and license growth was largely driven by an expanding market acceptance of the Luna Technologies’ brand of fiber optic test and measurement products. Additionally, our Technology Development Division continued to sign several large multi-year contracts that support our research and development infrastructure and are a source of innovations for potential commercial products.

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“A key project that we announced during the second quarter is the $3.9 million subcontract to continue to improve the performance of nanomaterials for military applications in support of the Air Force Research Laboratory. Under this program, Luna expects to demonstrate various potential commercial applications of carbon nanotechnologies for diagnostics and therapeutics for military medicine and alternative energy solutions using organic solar cells.

“More recently in the Pharmaceuticals / Nanomedicine area, we announced a $1.6 million funded development project from the National Institutes of Health (NIH). Allergic conditions and other autoimmune diseases affect millions of people worldwide, and we believe that this research program may one day generate a new therapeutic option for treating allergies and other conditions that play a central role in inflammatory reactions, such as arthritis and multiple sclerosis.

“We were also awarded another multi-year contract by the NIH to develop a novel therapeutic for infectious diseases. Anti-infective therapeutics have become increasingly critical as possible biodefense agents because of the potential to weaponize pathogens in biowarfare. Furthermore, anti-infective therapeutics have also shown promise for the treatment of other conditions such as cancer and arthritis,” Murphy concluded.

Second Quarter Financial Highlights

– Total revenues for the second quarter of 2008 increased 26% compared to the second quarter of 2007.

– Product and license revenues grew 46% to approximately $2.9 million in the second quarter of 2008, compared to $2.0 million in the second quarter of 2007.

– Gross profit for the second quarter of 2008 increased to $4.1 million, or 41% of total revenues, from $2.9 million, or 37% of total revenues, for the corresponding period of 2007.

– Operating expenses increased 12% to $5.8 million, or 59% of total revenues, from $5.2 million, or 66% of total revenues in the second quarter of 2007. The overall increase in operating expenses is primarily attributed to increased legal fees associated with outstanding litigation matters as of June 30, 2008.

– Net loss per share for the second quarter of 2008 was $0.16 per share, which is an improvement on a loss per share of $0.21 for the second quarter of 2007.

– Entered into a $10 million credit facility with Silicon Valley Bank, including a four-year term debt of $5 million outstanding as of June 30, 2008 and a remaining facility available under a four-year revolving line of credit. No cash amounts were drawn under the revolving line of credit during the second quarter.

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– Cash and cash equivalents totaled $15.3 million at June 30, 2008, as compared to $12.0 million at December 31, 2007.

Second Quarter Business Highlights

Pharmaceuticals / Nanomedicine

– Delivered the MRI contrast agent sample materials for the National Characterization Lab’s (NCL) preclinical studies. In partnership with the U.S. Food and Drug Administration and the National Institute of Standards and Technology, the NCL, a newly formed group under the National Cancer Institute, is intent on accelerating the transition of basic nanomedicine research into clinical applications. The preliminary characterization data Luna expects to obtain through its collaboration with the NCL should be useful to the expected regulatory approval process necessary prior to any commercialization of a contrast agent.

– Announced the award of a $1.6 million Research Project Grant from the NIH to investigate the use of fullerene-based nanomedicines as a pathway to treat allergies and other inflammatory diseases. The study will include evaluating Luna’s exclusive nanomedicine prototypes.

– Published Luna’s next-generation MRI contrast agent breakthrough in the Journal of Medicinal Chemistry. The paper, co-authored with the Washington University School of Medicine, describes how Luna’s contrast agent, in which gadolinium is encapsulated within an extremely stable carbon nanosphere, allows for safer, extended presence within the body than contrast agents currently in widespread use.

Instrumentation, Test & Measurement

– Increased revenues from Luna Technologies branded fiber optic products from $1.2 million in the second quarter of 2007, to $1.8 million in the second quarter of 2008, an increase of 49%.

– Continued to meet expectations under the development and supply agreement with Intuitive Surgical, Inc.

– Provided electronics used in the Missile Defense Agency’s successful demonstration flight test of missile defense interceptors. This exercise, identified as the Next Generation Sensor Producibility flight test (NGSP-01), successfully demonstrated the performance of emerging sensor technologies, materials, and designs that offer improvements for next-generation missile defense interceptors, or “kill vehicles”.

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LUNA INNOVATIONS INCORPORATED	Luna Earnings 2Q08, Page 4

Technology Development

– Increased Technology Development Division revenues almost 19% from $5.9 million in the second quarter of 2007 to $6.9 in second quarter of 2008.

– Awarded a $3.9 million subcontract in support of the Air Force Research Laboratory to continue work improving the performance of nanomaterials for military applications.

– Selected by the NIH to develop a biodefense agent to treat infectious diseases. Under the $2.1 million program, Luna expects to advance a new class of anti-infective therapeutics designed to interfere with the ability of a pathogen to establish infection and survive inside a host organism.

Outlook for Remainder of 2008

For the second half of 2008, the company anticipates continued strong growth in both its product and license segment and its Technology Development Division. The company continues to expect total revenue to be in the range of $40.0 million to $42.0 million for 2008, consisting of product and license revenue of $14.0 to $15.0 million and technology development revenue of $26.0 to $27.0 million. Also for 2008, the company anticipates a net loss in the range of $6.5 to $7.0 million. For the third quarter of 2008, the company expects revenue of approximately $10.3 million to $10.5 million and a net loss of approximately $1.8 million to $2.0 million.

Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results, business developments and expectations for 2008. The call can be accessed by dialing 1.800.901.5226 domestically or 1.617.786.4513 internationally prior to the start of the call. The access code is 33586989. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna Innovations website, http://www.lunainnovations.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna Innovations website for at least 30 days following the conference call.

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. Its products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including but not limited to: (i) the company’s ability to successfully develop and offer new therapeutic solutions for treating allergies, infectious diseases and other conditions, (ii) the company’s ability to obtain regulatory approval for its nanomedicine prototypes and MRI contrast agent, (iii) the company’s ability to improve the performance of nanomaterials for military applications, (iv) the company’s anticipated growth in its product and license and technology development divisions in 2008 and increased revenues in those areas, (v) the company’s ability to meet its working capital needs using its credit facility and (vi) the company’s financial outlook for its third quarter 2008 and full fiscal year 2008, including expected revenues and net loss. The company attempts, whenever possible, to identify forward-looking statements by words such as “intends,” “will,” “plans,” “anticipates,” “expects,” “may,” “estimates,” “believes,” “should,” “projects,” or “continue,” or the negative of those words and other comparable words. Similarly, statements that describe the company’s business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. Actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the company’s control. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: the company’s ability to manage its growth effectively; the company’s ability to transition its revenue mix to product revenues and the company’s limited experience in manufacturing products on a commercial scale; the company’s ability to successfully identify market needs for new products; the company’s ability to attract skilled employees; the company’s continued reliance on contract research, including government grants and contracts available only to small businesses, for a significant portion of its revenue; the company’s ability to remain eligible for small business government grants and contracts in the future; the company’s ability to maintain sufficient proprietary rights to protect its technologies; the potential adverse effects of nanotechnology, whether real or perceived; the potential limitations of regulatory requirements in obtaining clearance by the U.S. Food and Drug Administration or other regulatory agencies for the company’s products; and risks inherent in current or future litigation proceedings. Additional factors that may affect the future results of the company are set forth in the Company’s quarterly and annual reports on Form 10-Q and Form 10-K, respectively, and other filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, and at the Company’s website at http://www.lunainnovations.com. These risk factors are updated from time to time through the filing of periodic reports with the SEC. The statements made in this press release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements herein after the date of this press release.

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LUNA INNOVATIONS INCORPORATED	Luna Earnings 2Q08, Page 6

Luna Innovations Incorporated

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Contract research revenues	$6,947,276	$5,852,109	$13,549,023	$11,138,706
Product and license revenues	2,931,027	2,003,171	5,249,203	3,786,747

Total revenues	9,878,303	7,855,280	18,798,226	14,925,453
Cost of revenues:
Contract research costs	4,382,001	4,048,424	8,575,648	7,898,039
Product and license costs	1,427,553	911,768	2,769,232	1,712,189

Total cost of revenues	5,809,554	4,960,192	11,344,880	9,610,228

Gross profit	4,068,749	2,895,088	7,453,346	5,315,225
Operating expense	5,833,670	5,185,965	11,094,102	10,400,984

Operating loss	(1,764,921)	(2,290,877)	(3,640,756)	(5,085,759)

Other income (expense)
Other income	—	—	—	519
Interest income, net	(33,576)	113,107	(9,689)	225,375

Total other income	(33,576)	113,107	(9,689)	225,894

Loss before income taxes	(1,798,497)	(2,177,770)	(3,650,445)	(4,859,865)
Income tax expense	—	—	—	—

Net loss	$(1,798,497)	$(2,177,770)	$(3,650,445)	$(4,859,865)

Net loss per share:
Basic	$(0.16)	$(0.21)	$(0.34)	$(0.48)

Diluted	$(0.16)	$(0.21)	$(0.34)	$(0.48)

Weighted average shares:
Basic	10,935,370	10,136,446	10,858,367	10,053,371

Diluted	10,935,370	10,136,446	10,858,367	10,053,371

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Luna Innovations Incorporated

Consolidated Balance Sheets

	June 30, 2008	December 31, 2007
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$15,252,639	$12,046,945
Accounts receivable, net	8,496,352	9,716,610
Refundable income taxes	390,661	396,062
Inventory	2,280,710	1,675,239
Other current assets	498,091	333,105

Total current assets	26,918,453	24,167,961
Property and equipment, net	5,771,855	5,859,515
Intangible assets, net	1,883,646	1,911,132
Deferred tax asset	600,000	600,000
Other assets	135,690	10,270

Total assets	$35,309,644	$32,548,878

Liabilities and stockholders’ equity
Current liabilities
Current portion of capital lease obligation	$12,039	$23,885
Current portion of long-term debt obligation	714,286	—
Accounts payable	3,083,539	3,024,973
Accrued liabilities	5,041,519	5,331,798
Deferred credits	1,374,705	1,672,400

Total current liabilities	10,226,088	10,053,056
Long-term capital lease obligation	—	4,671
Long-term debt obligation	9,285,714	5,000,000
Deferred credits and other long term liabilities	354,418	354,418

Total liabilities	19,866,220	15,412,145

Stockholders’ equity:
Preferred stock, par value $0.001, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.001, 100,000,000 shares authorized, 10,999,177 and 10,704,456 shares issued and outstanding	10,999	10,704
Additional paid-in capital	36,452,904	34,496,063
Accumulated deficit	(21,020,479)	(17,370,034)

Total stockholders’ equity	15,443,424	17,136,733

Total liabilities and stockholders’ equity	$35,309,644	$32,548,878

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Luna Innovations Incorporated

Consolidated Statements of Cash Flows

	Six months ended June 30,
	2008	2007
	(unaudited)	(unaudited)
Cash flows used in operating activities
Net loss	$(3,650,445)	$(4,859,865)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	958,953	892,838
Share-based compensation	1,422,902	1,096,555
Change in assets and liabilities:
Accounts receivable	1,220,259	(766,573)
Inventory	(605,471)	(491,325)
Other assets	(154,961)	56,721
Accounts payable and accrued expenses	138,964	76,216
Deferred credits	(297,695)	1,443,585

Net cash used in operating activities	(967,494)	(2,551,848)

Cash flows used in investing activities
Acquisition of property and equipment	(552,355)	(1,171,747)
Intangible property costs	(291,452)	(196,790)

Net cash used in investing activities	(843,807)	(1,368,537)

Cash flows from (used in) financing activities
Proceeds from/ (Payments on) debt obligations	4,928,150	(214,955)
Payments on capital lease obligations	(16,517)	(42,504)
Proceeds from the exercise of options and warrants	105,362	244,206

Net cash flows from (used in) financing activities	5,016,995	(13,253)

Net change in cash	3,205,694	(3,933,638)
Cash - beginning of period	12,046,945	17,866,753

Cash - end of period	$15,252,639	$13,933,115

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